Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2015

•	In 2015, generated $582 million of Cash from Operating Activities, paid down senior secured term loan by $879 million and ended the year with a Corporate Debt to Equity ratio of 0.9x
•	Ended 2015 with $331 million of available liquidity, $202 million higher than the prior year-end
•	Announces strategy to be a world-class asset origination and servicing business
•	Launched new Automotive Capital Services commercial lending business

West Palm Beach, FL – (February 29, 2016) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(224.3) million, inclusive of a non-cash charge of $(101.9) million to establish a valuation allowance against its deferred tax assets, or $(1.79) per share, for the three months ended December 31, 2015 compared to a net loss of $(521.8) million, or $(4.16) per share, for the three months ended December 31, 2014. Ocwen generated revenue of $362.5 million, down (26.5)% compared to the fourth quarter of the prior year, primarily driven by the impact of sales of agency mortgage servicing rights (MSRs) and portfolio run-off during 2015. Cash Flows used by Operating Activities were $(192.4) million for the three months ended December 31, 2015, compared to $(206.5) million during the same period last year.

The full year net loss for 2015 was $(246.7) million, inclusive of a fourth quarter non-cash charge of $(101.9) million to establish a valuation allowance against its deferred tax assets, or $(1.97) per share, as compared to $(469.6) million, or $(3.60) per share for 2014. Revenue for 2015 declined by (17.5)% to $1.7 billion. The Company generated $582 million of Cash from Operating Activities in 2015 and ended the year with $331 million of available liquidity which was $202 million higher than the prior year-end.

“We continue to make progress in resolving legacy issues. We also continue to lower our corporate debt, ending the year with a corporate debt to equity ratio of under 0.9 to 1,” commented Ron Faris, President and CEO of Ocwen. “We are also focused on continuous improvement in operational and service excellence, employee engagement, diversity and inclusion. We have made good progress on our cost improvement initiative announced last year, and we are committed to making further progress in this area, while continuing to focus on the borrower experience.”

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Mr. Faris continued, “Moving forward, our vision for Ocwen is to be a world-class asset origination and servicing company. We are very excited about the formal launch of our Automotive Capital Services commercial lending business, and we continue to invest in our other lending businesses, all of which we believe will drive earnings growth in the future. We believe the successful implementation of our strategy and its initiatives can, over time, restore the Company to profitability and earnings growth.”

Fourth Quarter 2015 Results

Pre-tax loss for the fourth quarter of 2015 was $(129.3) million. Pre-tax results were impacted by a number of significant items including but not limited to: $(22.1) million of monitor costs, $(14.0) million of net losses from sales of non-performing agency MSRs, $(13.9) million in legal and other settlement costs, $9.7 million of benefit from fair value changes related to GNMA and GSE MSRs (excluding runoff) and $(8.2) million in restructuring costs. Servicing recorded a $(62.6) million pre-tax loss inclusive of the loss on sales of MSRs and MSR fair value changes. The Lending segment incurred a $(5.1) million pre-tax loss for the fourth quarter of 2015 driven by a 35% decline in lock volumes versus the prior quarter due to lower volumes from a network partner as well as lower portfolio refinance activity. For the full year 2015, the Lending business earned $34 million of pre-tax income, an improvement of $60.8 million over 2014. The Company also recorded a non-cash charge of $(101.9) million to establish a valuation allowance against its deferred tax assets in the United States and the United States Virgin Islands.

Additional Business Highlights

•	In 2015, Ocwen completed 84,488 loan modifications with HAMP modifications accounting for 48.2% of the total. Modifications that included some principal reduction accounted for 46.9% of total modifications.
•	In the fourth quarter Ocwen partnered with New Residential to execute on our first call rights transaction on MSRs for loans with a UPB of $528 million. Ocwen recorded a $3.2 million gain and retained servicing on the performing loans, roughly 90% of the loans in the transaction.
•	The constant pre-payment rate (CPR) decreased from 14.7% in the third quarter of 2015 to 13.3% in the fourth quarter of 2015. In the fourth quarter of 2015, prime CPR was 16.2%, and non-prime CPR was 11.1%.
•	Delinquencies increased slightly from 13.1% at September 30, 2015 to 13.7% at December 31, 2015, primarily driven by sales and transfers of performing agency loans.
•	In the fourth quarter Ocwen originated forward and reverse mortgage loans with UPB of $813.8 million and $173.3 million, respectively.
•	The reverse mortgage portfolio ended the year with an estimated $97.7 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor future funding liability are included in the Company’s financial statements.
•	Achieved a Corporate Debt to Equity ratio, of 0.9 to 1. For purposes of this calculation, ‘Corporate Debt’ represents our senior secured term loan and our senior unsecured notes, but does not include OASIS notes, while ‘Equity’ means reported stockholders’ equity.
•	Announced the re-initiation of our share repurchase program and repurchased 1.62 million shares between December 1, 2015 and February 5, 2016 for $10 million, with the last trade settling on February 10, 2016.

Automotive Capital Services

In the fourth quarter Ocwen formally launched a new commercial lending business line called Automotive Capital Services (ACS). ACS makes short-term inventory-secured loans to independent used car dealers to finance their inventory. As of February 25, 2016, Automotive Capital Services had entered 8 sales markets in 5 states and executed credit lines with 22 dealers for $19 million of new commitments. Ocwen believes this business can provide meaningful income diversification and growth as it increases its scale through a national rollout.

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Webcast and Conference Call

Ocwen will host a webcast and conference call on Monday, February 29, 2016, at 5 p.m., Eastern Time, to discuss its financial results for the fourth quarter of 2015. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, and access can be found in the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Note Regarding Available Liquidity

To reduce interest expense in light of our liquidity levels, Ocwen has been foregoing borrowings on a number of warehouse and servicing advance facilities and funding a portion of loans and advances with cash. These assets are pledged to our debt facilities as collateral, and we can re-borrow on the facilities with short notice. Available liquidity of $331 million represents GAAP cash on hand of $257 million plus this available borrowing capacity of $74 million (in each case as of December 31, 2015). Available liquidity is a non-GAAP financial measure. We believe this non-GAAP financial measure provides a useful supplement to discussion and analysis of our liquidity. We believe this non-GAAP financial measure provides an alternative way to view our liquidity that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently than our non-GAAP financial measures. As a result, comparability may be limited.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our beliefs regarding restoring the Company to profitability and earnings growth and making progress on our cost improvement initiatives. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties.  Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.  Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

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Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2015. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com

Residential Servicing Statistics
(Dollars in thousands)

	At or for the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Total unpaid principal balance of loans and REO serviced	$250,966,112	$288,069,149	$321,670,579	$382,214,002	$398,727,727

Non-performing loans and REO serviced as a% of total UPB (1)	13.7%	13.1%	13.0%	12.5%	13.2%

Prepayment speed (average CPR)(2) (3)	13.3%	14.7%	15.7%	13.3%	12.7%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Constant Prepayment Rate for the prior three months.
(3)	Average CPR for the three months ended December 31, 2015 includes 16.2% for prime loans and 11.1% for non-prime loans.

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Segment Results (Audited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Servicing
Revenue	$344,268	$458,831	$1,613,537	$1,985,436
Expenses	281,108	723,324	1,221,879	1,643,323
Other expense, net	(125,785)	(122,264)	(375,782)	(516,203)
Income (loss) before income taxes	(62,625)	(386,757)	15,876	(174,090)

Lending
Revenue	18,003	32,409	124,724	119,220
Expenses	24,202	75,011	97,692	156,272
Other income, net	1,090	1,518	6,933	10,210
Income (loss) before income taxes	(5,109)	(41,084)	33,965	(26,842)

Corporate Items and Other
Revenue	186	2,090	2,895	6,825
Expenses	54,538	87,215	158,671	235,769
Other expense, net	(7,186)	(6,807)	(23,926)	(13,283)
Loss before income taxes	(61,538)	(91,932)	(179,702)	(242,227)

Corporate Eliminations
Revenue	—	(38)	(58)	(156)
Expenses	—	(38)	(58)	(156)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated loss before income taxes	$(129,272)	$(519,773)	$(129,861)	$(443,159)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

(AUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue
Servicing and subservicing fees	$328,256	$446,079	$1,531,797	$1,894,175
Gain on loans held for sale, net	18,035	$24,256	134,969	134,297
Other revenues	16,166	$22,957	74,332	82,853
Total revenue	362,457	493,292	1,741,098	2,111,325

Expenses
Compensation and benefits	101,456	99,412	415,055	415,530
Goodwill impairment loss	—	420,201	—	420,201
Amortization of mortgage servicing rights	11,006	64,300	99,194	250,375
Servicing and origination	88,655	73,266	344,560	202,739
Technology and communications	36,965	45,819	154,758	167,053
Professional services	84,665	113,922	276,393	326,667
Occupancy and equipment	27,334	26,675	112,864	109,179
Other	9,767	41,917	75,360	143,464
Total expenses	359,848	885,512	1,478,184	2,035,208

Other income (expense)
Interest income	2,014	5,519	18,320	22,991
Interest expense	(119,767)	(132,628)	(482,373)	(541,757)
Gain (loss) on sale of mortgage servicing rights, net	(14,037)	—	83,921	—
Gain on extinguishment of debt	—	—	—	2,609
Other, net	(91)	(444)	(12,643)	(3,119)
Total other expense, net	(131,881)	(127,553)	(392,775)	(519,276)

Loss before income taxes	(129,272)	(519,773)	(129,861)	(443,159)
Income tax expense	94,985	2,022	116,851	26,396
Net loss	(224,257)	(521,795)	(246,712)	(469,555)
Net loss (income) attributable to non-controlling interests	16	(80)	(305)	(245)

Net loss attributable to Ocwen stockholders	(224,241)	(521,875)	(247,017)	(469,800)
Preferred stock dividends	—	—	—	(1,163)
Deemed dividend related to beneficial conversion feature of preferred stock	—	—	—	(1,639)
Net loss attributable to Ocwen common stockholders	$(224,241)	$(521,875)	$(247,017)	$(472,602)

Loss per share attributable to Ocwen common stockholders
Basic	$(1.79)	$(4.16)	$(1.97)	$(3.60)
Diluted	(1.79)	(4.16)	(1.97)	(3.60)

Weighted average common shares outstanding
Basic	125,295,594	125,564,301	125,315,899	131,362,284
Diluted	125,295,594	125,564,301	125,315,899	131,362,284
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

(AUDITED)

	December 31,	December 31,
	2015	2014
Assets
Cash	$257,272	$129,473
Mortgage servicing rights ($761,190 and $93,901 carried at fair value)	1,138,569	1,913,992
Advances, net	444,298	893,914
Match funded advances	1,706,768	2,409,442
Loans held for sale ($309,054 and $401,120 carried at fair value)	414,046	488,612
Loans held for investment - reverse mortgages, at fair value	2,488,253	1,550,141
Receivables, net	286,981	270,596
Deferred tax assets, net	—	76,987
Premises and equipment, net	57,626	43,310
Other assets ($14,352 and $7,335 carried at fair value)	610,996	490,811
Total assets	$7,404,809	$8,267,278

Liabilities and Equity
Liabilities
Match funded liabilities	$1,584,049	$2,090,247
Financing liabilities ($2,933,066 and $2,058,693 carried at fair value)	3,089,255	2,258,641
Other secured borrowings	782,423	1,733,691
Senior unsecured notes	350,000	350,000
Other liabilities	744,444	793,534
Total liabilities	6,550,171	7,226,113

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 124,774,516 and 125,215,615 shares issued and outstanding at December 31, 2015 and 2014, respectively	1,248	1,252
Additional paid-in capital	526,148	515,194
Retained earnings	325,929	530,361
Accumulated other comprehensive loss, net of income taxes	(1,763)	(8,413)
Total Ocwen stockholders’ equity	851,562	1,038,394
Non-controlling interest in subsidiaries	3,076	2,771
Total equity	854,638	1,041,165
Total liabilities and equity	$7,404,809	$8,267,278

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 OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

(AUDITED)

	For the Years Ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(246,712)	$(469,555)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill impairment loss	—	420,201
Amortization of mortgage servicing rights	99,194	250,375
Loss on valuation of mortgage servicing rights, at fair value	98,173	22,068
Impairment of mortgage servicing rights	17,341	—
Gain on sale of mortgage servicing rights, net	(83,921)	—
Realized and unrealized losses on derivative financial instruments	8,419	2,643
Provision for bad debts	101,226	84,751
Depreciation	19,159	21,910
Amortization of debt issuance costs	22,664	5,139
Gain on extinguishment of debt	—	(2,609)
Provision for valuation allowance on deferred tax assets	97,069	3,601
(Increase) decrease in deferred tax assets other than provision for valuation allowance	(28,136)	34,241
Equity-based compensation expense	7,291	10,729
Gain on loans held for sale, net	(134,969)	(134,297)
Origination and purchase of loans held for sale	(5,000,681)	(7,430,340)
Proceeds from sale and collections of loans held for sale	5,125,203	7,345,730
Changes in assets and liabilities:
Decrease in advances and match funded advances	531,313	291,989
Decrease (increase) in receivables and other assets, net	46,463	(37,394)
Decrease in other liabilities	(109,511)	(94,508)
Other, net	11,994	27,850
Net cash provided by operating activities	581,579	352,524

Cash flows from investing activities
Origination of loans held for investment - reverse mortgages	(1,008,065)	(816,881)
Principal payments received on loans held for investment - reverse mortgages	151,107	86,234
Purchase of mortgage servicing rights, net	(12,355)	(22,488)
Proceeds from sale of mortgage servicing rights	686,838	287
Acquisition of advances in connection with the purchase of mortgage servicing rights	—	(85,521)
Acquisition of advances in connection with the purchase of loans	—	(60,482)
Proceeds from sale of advances and match funded advances	486,311	1,054
Additions to premises and equipment	(37,487)	(11,430)
Proceeds from sale of premises and equipment	4,758	22
Cash paid to acquire ResCap Servicing Operations (a component of Residential Capital, LLC)	—	(54,220)
Net cash paid to acquire controlling interest in Ocwen Structured Investments, LLC	—	(7,833)
Distributions of capital from unconsolidated entities	—	6,572
Other	9,263	6,439
Net cash provided by (used in) investing activities	280,370	(958,247)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

(Dollars in thousands)

(AUDITED)

	For the Years Ended December 31,
	2015	2014
Cash flows from financing activities
Repayment of match funded liabilities	(506,198)	(274,567)
Proceeds from other secured borrowings	7,170,831	5,677,291
Repayments of other secured borrowings	(8,402,758)	(5,809,239)
Proceeds from issuance of senior unsecured notes	—	350,000
Payment of debt issuance costs	(23,480)	(6,835)
Proceeds from sale of mortgage servicing rights accounted for as a financing	—	123,551
Proceeds from sale of loans accounted for as a financing	1,024,361	783,009
Proceeds from sale of advances accounted for as a financing	—	88,981
Repurchase of common stock	(4,142)	(382,487)
Payment of preferred stock dividends	—	(1,163)
Proceeds from exercise of common stock options	412	1,840
Other	6,824	6,303
Net cash (used in) provided by financing activities	(734,150)	556,684

Net increase (decrease) in cash	127,799	(49,039)
Cash at beginning of year	129,473	178,512
Cash at end of year	$257,272	$129,473
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